Exhibit 10.24
AMENDMENT NO. 1 TO AGREEMENT TO EXTEND FNTP DATE
This Amendment No. 1 to Agreement to Extend FNTP Date (this “Amendment”) is entered into by SAULSBURY INDUSTRIES, INC., a Texas corporation (“Saulsbury”), and NET POWER, LLC, a Delaware limited liability company (“Net Power”), and amends the Agreement to Extend FNTP Date between Saulsbury and Net Power effective as of October 15, 2026 (the “Extension Agreement”). Capitalized terms used and not defined in this Amendment have the meanings given in the Extension Agreement. This Amendment is effective on the date of the last signature below.
The parties agree as follows:
1.Extension of Date. Each reference to “November 15, 2026” in Sections 1(b), 2(a), and 2(b) of the Extension Agreement is replaced with “November 20, 2026”.
2.Termination Payment. Saulsbury confirms that it has not demanded the Termination Payment, that the Termination Payment is not payable, and that it remains deferred under Section 2 of the Extension Agreement as amended by this Amendment.
3.Other Terms Unchanged. Except as set out in Section 1, the Extension Agreement is unchanged and remains in full force and effect, and each reference to it includes this Amendment.
4.Governing Law; Counterparts. Sections 4.8 and 4.9 of the Consent apply to this Amendment as if set out in it, with references to the Consent read as references to this Amendment.
The parties have executed this Amendment on the dates set out below.

SAULSBURY INDUSTRIES, INC. By: /s/ Jimmy Matthews Name: Jimmy Matthews Title: C.O.O. Date: 11/11/2026	NET POWER, LLC By: /s/ Marc Horstman Name: Marc Horstman Title: President and Chief Operating Officer Date: 11/11/2026